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                                                                      EXHIBIT 11
                        CAPITAL BANCORP AND SUBSIDIARIES
                       CALCULATION OF EARNINGS PER SHARE

                                                         Nine Months Ended
                                                            September 30,
                                                    ------------------------------
                                                       1996                 1995
                                                    -----------         ----------
Primary
-------
Weighted average number of
     common shares outstanding                        7,467,107           7,167,449
Common equivalent shares
     outstanding - options                              633,795             426,692
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,100,902           7,594,141
                                                    ===========         ===========
Net income                                          $14,686,000         $12,685,000
                                                    ===========         ===========
Primary earnings per share                          $      1.81         $      1.67
                                                    ===========         ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding                        7,467,107           7,167,449
Common equivalent shares
     outstanding - options                              633,795             715,202
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,100,902           7,882,651
                                                    ===========         ===========
Net income                                          $14,686,000         $12,685,000
                                                    ===========         ===========
Fully diluted earnings per share                    $      1.81         $      1.61
                                                    ===========         ===========

                                                            Three Months Ended
                                                               September 30,
                                                    -------------------------------
                                                       1996                1995
                                                    -----------         -----------
Primary
-------
Weighted average number of
     common shares outstanding                        7,477,754           7,186,217
Common equivalent shares
     outstanding - options                              577,828             449,941
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,055,582           7,636,158
                                                    ===========         ===========
Net income                                          $ 5,119,000         $ 5,024,000
                                                    ===========         ===========
Primary earnings per share                          $       .64         $       .66
                                                    ===========         ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding                        7,477,754           7,186,217
Common equivalent shares
     outstanding - options                              597,436             496,749
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,075,190           7,682,966
                                                    ===========         ===========
Net income                                          $ 5,119,000         $ 5,024,000
                                                    ===========         ===========
Fully diluted earnings per share                    $       .63         $       .65
                                                    ===========         ===========


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